As filed with the Securities and Exchange Commission on October 16, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6211	75-2040825
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen R. Tubb, Esq.

Vice President, General Counsel and Secretary

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrel A. Rice, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5969

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee(2)
Senior Debt Securities	—	—
Subordinated Debt Securities	—	—
Common Stock	—	—
Preferred Stock	—	—
Warrants	—	—
Total	$150,000,000	$8,370

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.
(3)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, shares of common stock, shares of preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2009

PRELIMINARY PROSPECTUS

SWS Group, Inc.

$150,000,000

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series.

The aggregate initial offering price of the securities that we will offer will not exceed $150,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SWS.”

Investing in our securities involves risks. See “Risk Factors ” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or obligations of our banking subsidiary and are not insured or guaranteed by the Federal Deposit Insurance Corporation’s Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is             , 20__.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission (“SEC”) website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless otherwise indicated or required by the context, the terms “we,” “us,” “our,” “SWS” and the “company” mean SWS Group, Inc. collectively with all of its subsidiaries, and references to “SWS Group” mean solely SWS Group, Inc. as a single entity.

ABOUT SWS GROUP, INC.

We are a diversified financial services holding company focused on delivering a broad range of investment, commercial banking and related financial services to individual, corporate and institutional investors, broker/dealers, governmental entities and financial intermediaries. We are the largest full-service brokerage firm headquartered in the Southwestern United States (based on the number of financial advisors).

We are a Delaware corporation and were incorporated in 1972. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SWS.” Our principal executive offices are located at 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Our telephone number is (214) 859-1800 and our website is www.swsgroupinc.com. We do not intend for information contained on our website to be part of this registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room.

Business Overview

We operate through four business segments. The segments are managed separately based on types of products and services offered and their related client bases. The segments are consistent with how we manage our resources and assess our performance.

Retail

We act as securities broker for retail investors in the purchase and sale of securities, options, commodities and futures contracts that are traded on various exchanges or in the over-the-counter market. As a securities broker, we extend margin credit on a secured basis to our retail customers in order to facilitate securities transactions. Through our insurance subsidiaries, we hold insurance licenses in 42 states in order to facilitate the sale of insurance and annuity products by our financial advisors to retail clients. We have a strong commission/fee-based recurring revenue stream comprised of commissions charged on securities transactions, fees from managed accounts and the sale of insurance products as well as net interest income from retail customer balances.

Our financial advisors work with their individual clients to create investment portfolios based on the client’s specific financial goals and tolerance for risk. We provide access to fee-based platforms and a wide array of products and services including access to investment management programs that can be tailored to the individual client relationship to enhance the financial advisor’s business and benefit his or her clients.

As of October 16, 2009, we had 22 retail brokerage offices in Texas, Oklahoma, New Mexico, California and Nevada, and we employed 227 financial advisors. In addition, we had contracts with over 300 individual independent financial advisors for the administration of their securities business. These financial advisors conduct their securities brokerage business through us and cover their own direct expenses.

Institutional

We serve institutional customers in the areas of securities borrowing and lending, public finance, municipal sales and underwriting, investment banking, fixed income sales and trading and equity trading.

Our securities lending business includes borrowing and lending securities for other broker/dealers, lending institutions, and our own clearing and retail operations. Generally, we earn net interest income based on the spread between the interest rate on cash or similar collateral we deposit and the interest rate paid on cash or similar collateral we receive. Our investment banking and public finance business assists corporate and public entity clients in meeting their financial needs and finding the most advantageous means of raising capital. Our public finance and municipal sales and underwriting professionals assist public bodies in origination, syndication and distribution of securities of municipalities and political subdivisions. Our corporate finance professionals arrange and evaluate mergers and acquisitions, offer private placements of securities with institutional and individual investors, assist clients with raising capital, and provide other consulting and advisory services.

Our fixed income sales and trading group specializes in trading and underwriting U.S. government and agency bonds, corporate bonds, municipal bonds, mortgage-backed, asset-backed and commercial mortgage-backed securities and structured products. The clients of our fixed income group include corporations, insurance companies, banks, mutual funds, money managers and other institutions. Our equity trading department focuses on providing best execution for equity and option orders for clients. We also execute institutional portfolio trades and are a market maker in a limited number of listed securities.

Banking

We offer banking services to local businesses through 13 full service banking centers and two loan production offices in Texas and 1 full service banking center in New Mexico. We specialize in two primary areas, business banking and mortgage purchase. Our focus in business banking includes commercial lending, commercial real estate lending, small business (“SBA”) lending and residential construction lending. We originate the majority of our loans internally and we believe this business model helps us better assess and control the credit risk associated with our lending activities. Our mortgage purchase division purchases participations in newly originated residential loans from various mortgage bankers nationwide. The loans are pre-committed for sale to the secondary market and remain on our books for an average of 10-20 days. Although we are exposed to credit risk before the loans are sold, there is no recourse to us once the sale has closed.

Clearing

For more than 35 years, we have provided clearing and execution services for other broker/dealers (predominantly on a fully disclosed basis). Our clientele includes general securities broker/dealers, bank affiliated firms and firms specializing in high volume trading. We provide cost-effective, integrated trade execution, clearing and client account processing to 200 financial services organizations throughout the United States, Canada and Europe.

We currently support a wide range of clearing clients, including discount and full-service brokerage firms, direct access firms, registered investment advisers and institutional firms. In addition to clearing trades, we tailor our service to meet the specific business needs of our clearing clients (“correspondents”) and offer such products and services as recordkeeping, trade reporting, accounting, general back-office support, securities and margin lending, reorganization assistance and custody of securities.

Our Competitive Strengths

We believe that our principal competitive strengths and elements of our growth strategy are as follows:

Beneficially Aligned Businesses

The alignment of our businesses provides us and our customers with key advantages:

•

We offer our brokerage customers the ability to invest excess cash in Federal Deposit Insurance Corporation (“FDIC”)-insured accounts at competitive interest rates-generally higher than those available through a retail money-market account typically offered by a brokerage. This represents an attractive offering to clients.

•	Through the cash sweep product, our bank has access to a stable source of liquidity at a comparably low cost, thereby generating strong net interest margin.

•

Approximately 85% of the deposits in our bank are sourced from the broker/dealer, reducing the need for banking staff focused on deposit growth. We leverage our brokerage staff’s work servicing the majority of our depositors to keep our banking staff small – currently employing only three individuals in our deposit operations.

•

We benefit from the combination of our clearing and brokerage businesses. As we develop processes and technology designed to improve our own brokerage business, we are able to utilize this knowledge to improve our capabilities as a clearing firm.

•

The same back-office technology platform that we use for our own broker/dealer is offered to our correspondent broker/dealer clients. As our platform is upgraded and new features are added, we are able to quickly port these changes to our correspondent broker/dealer clients.

•

We benefit from economies of scale provided by the combination of our clearing, institutional and retail business volumes allowing for reduced fees from clearing houses and allocation of fixed costs across a broader business base.

Diversification

Our business lines are diversified, with no segment accounting for more than 50% of our net revenues for the fiscal year ended June 26, 2009. We believe that this diversification helps us mitigate certain risks. As an example, an increase in interest rates would likely have an adverse impact on our fixed income business, but a positive impact on our banking and securities lending businesses.

Established Business with an Experienced Management Team

We have a highly experienced management team consisting of experts in the fields of retail brokerage, institutional brokerage, banking and clearing. With an average industry experience of over 30 years, our senior management team has a strong understanding of the needs of our clients and our business. We also recruit and hire bankers and financial advisors with many years of experience in their individual fields of expertise. Our bankers have an average industry experience of 21 years, while our financial advisors have an average industry experience of 17 years.

Growth Strategy

We believe we are well-positioned to grow and take advantage of opportunities at a time when many competitors in our industry are struggling with the effects of the credit crisis. Our current management team has been in place since 2002 and since then we have divested non-core assets and businesses and placed a renewed emphasis on expanding our core businesses, brokerage, clearing and banking. Our growth strategy is to recruit high quality bankers and financial advisors within the Southwestern United States.

Regional Focus

Our retail brokerage and banking businesses focus primarily on the Southwestern United States and we seek to grow these businesses primarily in the Southwestern United States. Our current focus on the Dallas, Houston, Los Angeles and San Francisco markets will provide a good base to expand across the Southwest. We enjoy a competitive advantage in these target markets as our tailored customer service and regional expertise allow us to more effectively capitalize on the high growth potential in these regions.

•

As the largest full-service brokerage firm headquartered in the Southwestern United States, we are well positioned to take advantage of the recent outflow of financial advisors from branches in the region. We believe our historical ability to recruit and integrate highly productive brokers provides us with a unique opportunity to increase our scale across the region in the current economic climate.

•

We believe our banking customers value the high level of personalized customer service that we offer. Our bankers are well known in their local business communities and have large networks of contacts, business relationships and local community ties that help them understand the needs of our banking customers. We believe the customer relationships in our lending business are strengthened because we have the same geographic footprint as many of our customers.

Capitalize on Recent Dislocation in Financial Industry

The recent economic turmoil and upheaval in the credit markets resulted in significant dislocation in our industry. We believe this presents a time of great opportunity for us:

•

The considerable changes and challenges that many larger national firms are experiencing give us an advantage in hiring highly qualified and experienced bankers and financial advisers who have either become dislocated by or disheartened with their current employer. Bankers and financial advisors at these firms are faced with the challenge of convincing customers that their parent firm is strong and financially stable despite ongoing negative media coverage. These financial professionals now consider regional firms like ours as serious alternatives for their business. Our pipeline of new recruits and the quality of new recruits has increased significantly. Since January 1, 2009 we have increased our brokerage sales force by 8% and have opened one new banking center. We may also seek growth through acquisitions to the extent attractive opportunities exist.

RISK FACTORS

An investment in us involves risks. You should carefully consider the risks described below in conjunction with the other information in this prospectus and information incorporated by reference in this prospectus, including our audited consolidated financial statements and the related notes thereto and our unaudited interim consolidated financial statements and the related notes thereto, before investing in us. Our business, reputation, financial condition, operating results and cash flows can be impacted by a number of factors. Many of these factors are beyond our control and may increase during periods of market volatility or reduced liquidity. The potential harm from any one of these risks, or others, could cause our actual results to vary materially from recent results or from anticipated future results. Some risks may adversely impact not only our own operations, but the banking or securities industry in general which could also produce marked swings in the trading price of our securities. If any of the following risks or other risks which have not been identified or which we may believe are immaterial or unlikely, actually occur, the price of our stock could decline, and you may lose part or all of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties, including statements about our future plans, objectives, intentions and expectations. Past results are not a reliable indicator of future results, and historical trends should not be used to anticipate results or trends in future periods. Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Risks Specific To Our Industries

Our business has been and may continue to be materially and adversely affected by financial market conditions and economic conditions generally.

Our business is materially affected by conditions in the financial markets and economic conditions generally around the world. For more than the past twelve months, these conditions have changed suddenly and negatively. Since mid-2007, and particularly during the second half of 2008 and continuing in 2009, the financial services industry and the securities markets generally have been materially and adversely affected by significant declines in the values of nearly all asset classes. Concerns about financial institution profitability and solvency as a result of general market conditions, particularly in the credit markets, may cause our clients to reduce the level of business that they do with us. Declines in asset values, the lack of liquidity, general uncertainty about economic and market activity and a lack of consumer and investor confidence have negatively impacted, and may continue to negatively impact, our business.

Our financial performance is highly dependent on the environment in which we operate. A favorable business environment is generally characterized by, among other factors, high global gross domestic product growth, stable geopolitical conditions, transparent and efficient capital markets, liquid markets with active investors, low inflation, high business and consumer confidence and strong business earnings. Slowing growth, contraction of credit, increasing energy prices, declines in business or investor confidence or risk tolerance, increases in inflation, higher unemployment, outbreaks of hostilities or other geopolitical instability, corporate, political or other scandals that reduce investor confidence in capital markets and natural disasters, among other things, can affect the global financial markets. In addition, economic or political pressures in a country or region may cause local market disruptions and currency devaluations, which may also affect markets generally. In the event of changes in market conditions, such as interest or foreign exchange rates, equity, fixed income, commodity or real estate valuations, liquidity, availability of credit or volatility, our business could be adversely affected in many ways.

Overall, the business environment for the past twelve to twenty-four months has been extremely adverse and there can be no assurance that these conditions will improve in the near term. For the remainder of 2009, it is expected that adverse economic conditions and the recession will persist, causing a continuation of the unfavorable economic and market dynamics experienced in 2008, and possibly leading to a further decline in economic and market conditions. These conditions have had, and will continue to have, a direct and material impact on our results of operations and financial condition because performance in the financial services industry is heavily influenced by the overall strength of economic conditions and financial market activity.

Our ability to access capital markets is dependent on market conditions and our credit standing, which could change unfavorably.

Factors that are significant to the determination of our credit worthiness or otherwise affect our ability to raise financing include the level and volatility of our earnings; our relative competitive position in the markets in which we operate; our product diversification; our ability to retain key personnel; our risk profile; our risk management policies; our cash liquidity; our capital adequacy; our corporate lending credit risk; and legal and regulatory developments. A deterioration in any of these factors or combination of these factors may lead rating agencies to downgrade our credit ratings, thereby increasing our cost of obtaining funding. Additionally, market conditions can be unfavorable for our industry, causing banks and other liquidity providers to reduce or limit credit to our industry segment. This could cause an increase in the cost of funding new or existing businesses.

Our revenues may decrease if securities transaction volumes decline.

Our securities business depends upon the general volume of trading in the United States securities markets. If the volume of securities transactions should decline, revenues from our securities brokerage, securities lending and clearing businesses would decrease and our business, financial condition, results of operations and cash flow would be materially and adversely impacted.

Market fluctuations could adversely impact our securities business.

We are subject to risks as a result of fluctuations in the securities markets. Our securities trading, market-making and underwriting activities involve the purchase and sale of securities as a principal, which subjects our capital to significant risks. Market conditions could limit our ability to sell securities purchased or to purchase securities sold in such transactions. If price levels for equity securities decline generally, the market value of equity securities that we hold in our inventory could decrease and trading volumes could decline. In addition, if interest rates increase, the value of debt securities we hold in our inventory would decrease. Rapid or significant market fluctuations could adversely affect our business, financial condition, results of operations and cash flow.

Housing market fluctuations, specifically in North Texas, could adversely impact our banking business.

We are subject to risks as a result of fluctuations in the housing markets. Our loan customers may fail to repay their loans according to the terms, and the collateral securing the payment of these loans may be insufficient to assure repayment. Such loan losses could have a material adverse effect on our operating results. North Texas currently has an oversupply of finished vacant housing which will take some time for the market to absorb. This oversupply may result in a deterioration of our residential construction loan portfolio. Though mortgage rates remain attractive and unemployment in North Texas remains lower than in many other regions of the country, significant fluctuations in mortgage rates and high rates of unemployment could also adversely affect our loan portfolio. A prolonged downturn in the housing market could have a significant adverse effect on our business, financial condition, results of operations and cash flow.

Government actions to stabilize credit markets and financial institutions may not be effective and could adversely affect our competitive position.

The U.S. Government has enacted legislation and created several programs to help stabilize credit markets and financial institutions and restore liquidity, including the Emergency Economic Stabilization Act of 2008, the Troubled Asset Relief Program, the Federal Reserve’s Commercial Paper Funding Facility and Money Market Investor Funding Facility and the FDIC Temporary Liquidity Guarantee Program. Additionally, the governments of many nations have announced similar measures for institutions in their respective countries. There is no assurance that these programs individually or collectively will have beneficial effects in the credit markets, will address credit or liquidity issues of companies that participate in the programs or will reduce volatility or uncertainty in the financial markets. If these programs fail to have their intended effects, it could have a material adverse effect on the financial markets, which in turn could materially and adversely affect our business, financial condition, results of operations, access to credit and the trading price of our common stock. Additionally, we expect to face increased regulation of our industry as a result of the government programs listed above. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities. We also may be required to pay significantly higher FDIC premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits.

Current levels of market volatility are unprecedented and could adversely affect us.

The stock and credit markets have been experiencing volatility and disruption for more than twelve months. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, we could experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition, results of operations and cash flow.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different counterparties and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. As a result, defaults by, or even speculation about, one or more financial services institutions, or the financial services industry generally, have led to market wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the receivable due us. Any such losses could be material and could materially and adversely affect our business, financial condition, results of operations and cash flow.

We are subject to risks relating to litigation and potential securities law liabilities.

Many aspects of our business involve substantial risks of liability. In the normal course of our business, we have been subject to claims by clients dealing with matters such as unauthorized trading, churning, mismanagement, breach of fiduciary duty or other alleged misconduct by our employees. We are sometimes brought into lawsuits based on actions of our correspondents. As underwriters, we are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Prolonged litigation producing significant legal expenses or a substantial settlement or adverse judgment could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Misconduct or errors by our employees or entities with which we do business could harm us and is difficult to detect and prevent.

There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur at our company. For example, misconduct could involve the improper use or disclosure of confidential information, and error could involve the failure to follow or implement procedures, either of which could result in regulatory sanctions and serious reputational or financial harm. It is not always possible to deter misconduct or errors and the precautions we take to detect and prevent this activity may not be effective in all cases. Our ability to detect and prevent misconduct or errors by entities with which we do business may be even more limited. We may suffer reputational harm for any misconduct or errors by our employees or those entities with which we do business.

Failure to comply with the extensive state and federal laws governing our securities and banking operations, or the regulations adopted by several self-regulatory agencies having jurisdiction over us, could have material adverse consequences for us.

Broker/dealers and banks are subject to regulation in almost every facet of their operations. Our ability to comply with these regulations depends largely on the establishment and maintenance of an effective compliance system as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions due to claimed non-compliance with these laws or regulations or possibly for the claimed non-compliance of our correspondents. If a claim of non-compliance is made by a regulatory authority, the efforts of our management could be diverted to responding to such claim and we could be subject to a range of possible consequences, including the payment of fines and the suspension of one or more portions of our business. Our clearing contracts generally include automatic termination provisions which are triggered in the event we are suspended from any of the national exchanges of which we are a member for failure to comply with the rules or regulations thereof. Compliance with capital requirements could limit our ability to pay dividends at SWS or may impede our ability to repurchase shares of our capital stock. In addition, today’s economic and political environment calls into question the present regulatory structure and the laws and rules enforced thereunder. As such, it is likely that the rules and regulatory structure with which our business must comply will change. While the nature and scope of these regulatory changes cannot be predicted, they could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our business and prospects, including our ability to attract and retain clients and employees, may be adversely affected if our reputation is harmed.

Our business is subject to significant reputational risks. If we fail, or appear to fail, to deal appropriately with various legal, regulatory or business issues, our reputation, business and prospects, including our ability to attract and retain clients and employees, could be seriously harmed. This could be the case not only in situations involving actual violations of law but also in circumstances where no laws have been violated. Our reputation could be harmed in many different ways, including as a result of perceived or actual failure to address conflicts of interest or ethical issues; failure to comply with legal or regulatory requirements; allegations of money laundering; violation of privacy policies; failure to properly maintain client and employee personal information; failure to maintain adequate or accurate records; allegations of unfair sales and trading practices; and improper identification of the legal, reputational, credit, liquidity and market risks inherent in our products. Publicity of a failure to appropriately address these issues could result in litigation claims or subject us to enforcement actions, fines and penalties and cause us to incur related costs and expenses. Legal liability or regulatory actions as a result of negative publicity could in turn cause significant additional reputational harm.

Risks Related To Our Company

Our securities business is subject to numerous operational risks.

We must be able to consistently and reliably obtain securities pricing information, process client and investor transactions and provide reports and other customer service to our clients and investors. Any failure to keep current and accurate books and records can render us liable to disciplinary action by governmental and self-regulatory authorities, as well as to claims by our clients. If any of our financial, portfolio accounting or other data processing systems do not operate properly or are disabled, or if there are other shortcomings or failures in our internal processes, people or systems, we could suffer an impairment to our liquidity, a financial loss, a disruption of our businesses, liability to clients, regulatory problems or damage to our reputation. These systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. In addition, our operations are dependent upon information from, and communications with, third parties, and operational problems at third parties may adversely affect our ability to carry on our business.

Our business is significantly dependent on net interest margins.

The profitability of our margin lending business depends to a great extent on the difference between interest income earned on margin loans and investments of customer cash and the interest expense paid on customer cash balances and borrowings. The earnings and cash flows of the Southwest Securities, FSB (the “Bank”) are also dependent upon the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds.

Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, could affect the interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings. Such changes could also affect our ability to originate loans and obtain deposits and the fair value of our financial assets and liabilities. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.

Our margin lending, stock lending, securities execution, bank lending and mortgage purchase businesses are all subject to credit risk.

Credit risk in all areas of our business increases if securities prices decline rapidly because the value of our collateral could fall below the amount of indebtedness it secures. In rapidly appreciating markets, credit risk increases due to short positions. Our securities lending business subjects us to credit risk if a counterparty fails to perform. In securities transactions we are subject to credit risk during the period between the execution of a trade and the settlement by the customer.

Our banking group is exposed to the risk that our loan customers may not repay their loans in accordance with their terms, the collateral securing the loans may be insufficient or our loan loss reserve may be inadequate to fully compensate us for the outstanding balance of the loan plus the costs to dispose of the collateral. Our mortgage warehousing activities subject us to credit risk while mortgages are purchased and held for resale.

Significant failures by our customers, including correspondents, or clients to honor their obligations, together with insufficient collateral and reserves, could have a material adverse effect on our business, financial condition, results of operations and cash flow.

If our allowance for loan losses is not sufficient to cover actual loan losses, the profitability of our banking segment could decrease.

Our loan customers may fail to repay their loans according to the terms, and the collateral securing the payment of these loans may be insufficient to assure repayment. Such loan losses could have a material adverse effect on our operating results. We make various assumptions, estimates and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we rely on a number of factors, including our own experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our current allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustments may be necessary that would have a material adverse effect on our operating results.

The Bank’s mortgage, residential construction, commercial real-estate and commercial lending businesses are dependent on the general health of the North Texas economy.

The Bank’s residential construction, commercial real estate, commercial and mortgage lending businesses are dependent on the general health of the North Texas economy. A significant downturn in the local North Texas economy could adversely affect these lines of business, and consequently our financial condition, results of operations and cash flow.

We depend on the highly skilled, and often specialized, individuals we employ, particularly certain personnel in our loan production, private client group, securities lending and trading businesses.

Competition for the services of these employees is intense, and we cannot guarantee that our efforts to retain such personnel will be successful. We generally do not enter into employment agreements or noncompetition agreements with our employees. Our business, financial condition, operating results and cash flow could be materially impacted if we were to lose the services of certain of our loan production, private client group, securities lending or trading professionals.

We face strong competition from larger firms.

The financial services business is intensely competitive and we expect it to remain so. We compete on the basis of a number of factors, including client relationships, reputation, the abilities of our professionals, market focus and the relative quality and price of our services and products. Many of our competitors have a broader range of products and services, greater financial and marketing resources, larger customer bases, greater name recognition, more professionals to serve their clients’ needs and better established relationships with clients than we have. These larger competitors may be better able to respond to industry change, compete for skilled professionals, finance acquisitions, fund internal growth and compete for market share generally.

The industry in which we compete has undergone a period of consolidation.

We face intense competition for the clients that we serve and the products and services we offer. There has been significant consolidation as financial institutions with which we compete have been acquired by or merged into or acquired other firms. This consolidation may continue. Competition is based on many factors, including the range of products and services offered, pricing, customer service, brand recognition, reputation and perceived financial strength. Consolidations may enable other firms to offer a broader range of products and services than we do, or offer such products at more competitive prices.

We face liquidity risk, which is the potential inability to repay short-term borrowings with new borrowings or assets that can be quickly converted into cash while meeting other obligations and continuing to operate as a going concern.

Our liquidity may be impaired due to circumstances that we may be unable to control, such as general market disruptions or an operational problem that affects our trading clients, third parties or ourselves. Our ability to sell assets may also be impaired if other market participants are seeking to sell similar assets at the same time. Our inability to borrow funds or sell assets to meet maturing obligations would have an adverse effect on our business, financial condition, results of operations and cash flow.

We depend on our computer and communications systems and an interruption in service would negatively affect our business.

Our businesses rely on electronic data processing and communications systems. The effective use of technology allows us to better serve clients, increases efficiency and enables firms to reduce costs. Our continued success will depend, in part, upon our ability to successfully maintain and upgrade the capability of our systems, our ability to address the needs of our clients by using technology to provide products and services that satisfy their demands and our ability to retain skilled information technology employees. Significant malfunctions or failures of our computer systems or any other systems in the trading process (e.g., record retention and data processing functions performed by third parties, and third party software, such as Internet browsers) could cause delays in customer trading activity. Such delays could cause substantial losses for customers and could subject us to claims from customers for losses, including litigation claiming fraud or negligence. In addition, if our computer and communications systems fail to operate properly, regulations would restrict our ability to conduct business. Any such failure could prevent us from collecting funds relating to customer transactions, which would materially impact our cash flow. Any computer or communications system failure or decrease in computer system performance that causes interruptions in our operations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our computer systems and network infrastructure could be vulnerable to security problems.

Hackers may attempt to penetrate our network security which could have a material adverse effect on our business. A party who is able to penetrate our network security could misappropriate proprietary information. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Advances in computer capabilities, discoveries in the field of cryptography and other discoveries, events or developments could lead to a compromise or breach of the algorithms that our licensed encryption and authentication technology uses to protect such confidential information. We may be required to expend significant capital and resources and engage the services of third parties to protect against the threat of such security, encryption and authentication technology breaches or to alleviate problems caused by such breaches. Security breaches or the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible liability which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our portfolio trading business is highly price competitive and serves a very limited market.

Our portfolio trading business serves one small component of the portfolio trading execution market with a small customer base and a high service model, charging competitive commission rates. Consequently, growing or maintaining market share is very price sensitive. We rely upon a high level of customer service and product customization to maintain our market share; however, should prevailing market prices fall, the size of our market segment decline or our customer base decline, our profitability would be adversely impacted.

Our existing correspondents may choose to perform their own clearing services.

As our correspondents’ operations grow, they often consider the option of performing clearing functions themselves, in a process referred to as “self-clearing.” As the transaction volume of a broker/dealer grows, the cost of implementing the necessary infrastructure for self-clearing may be offset eventually by the elimination of per transaction processing fees that would otherwise be paid to a clearing firm. Additionally, performing their own clearing services allows self-clearing broker/dealers to retain their customers’ margin balances, free credit balances and securities for use in margin lending activities. Significant losses to self-clearing could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Several of our product lines rely on favorable tax treatment and changes in federal tax law could impact the attractiveness of these products to our customers.

We offer a variety of services and products, such as Individual Retirement Accounts and municipal bonds that rely on favorable federal income tax treatment to be attractive to our customers. Should favorable tax treatment of these products be eliminated or reduced, sales of these products could be materially impacted, which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Strategic investments or acquisitions may result in additional risks and uncertainties in our business.

We intend to grow our core businesses through both internal expansion and through strategic investments and acquisitions. To the extent we make strategic investments or acquisitions, we face numerous risks and uncertainties combining or integrating the relevant businesses and systems, including the need to combine accounting and data processing systems and management controls, and to integrate relationships with clients, vendors, and business partners. Acquisitions pose the risk that any business we acquire may lose clients or employees or could under-perform relative to expectations.

Risk management processes may not fully mitigate exposure to the various risks that we face, including market, liquidity and credit risk.

We continue to refine our risk management techniques, strategies and assessment methods on an ongoing basis. However, risk management techniques and strategies, both ours and those available to the market generally, may not be fully effective in mitigating our risk exposure in all economic market environments or against all types of risk. For example, we might fail to identify or anticipate particular risks that our systems are capable of identifying, or the systems that we use, and that are used within the industry generally, may not be capable of identifying certain risks. Some of our strategies for managing risk are based upon our use of observed historical market behavior. We apply statistical and other tools to these observations to quantify our risk exposure. Any failures in our risk management techniques and strategies to accurately quantify our risk exposure could limit our ability to manage risks. In addition, any risk management failures could cause our losses to be significantly greater than the historical measures indicate. Further, our quantified modeling does not take all risks into account. As a result, we also take a qualitative approach in reducing our risk. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses.

Insurance Risks.

Our operations and financial results are subject to risks and uncertainties associated with the increasing costs and regulatory changes related to our use of a combination of insurance, self-insured retention and self-insurance for a number of risks, including, without limitation, property and casualty, workers’ compensation, general liability, and the company-funded portion of employee-related health care benefits. While the nature and scope of increasing costs and regulatory changes cannot be predicted, they could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Risks Related To This Offering and Our Securities

Our future capital needs could result in dilution of your investment.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. These issuances may dilute the ownership interests of purchasers of our common stock or other securities in this offering and may dilute the per share book value of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current stockholders.

The market price of our common stock may decline after this offering.

The possibility that substantial amounts of shares of our common stock or other securities may be sold in the public market may cause prevailing market prices for our common stock to decrease. Additionally, because stock prices generally fluctuate over time, there is no assurance purchasers of common stock or other securities in the offering will be able to sell shares of common stock or other securities after the offering at a price equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares of common stock or other securities and the timing of any sale of shares of common stock or other securities.

We have broad discretion as to how we spend or apply the net proceeds of this offering. Our failure to effectively use these proceeds could adversely affect our ability to earn profits.

We intend to use the net proceeds we receive from this offering primarily for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities and capitalizing the Bank. However, our management has not designated a specific use for any of the net proceeds. We will have significant flexibility in applying net proceeds, but our failure to apply these funds effectively could reduce our profitability.

Our stock price may be volatile.

Stock price volatility may make it more difficult for you to resell any common stock purchased when you want and at prices you find attractive. Our stock price may fluctuate significantly in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns and other issues in the banking and financial services industry;

•	perceptions in the marketplace regarding us and/or our competitors;

•	new technology used, or services offered, by us or our competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	changes in government regulations; and

•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.

Our ability to pay dividends is limited and we may be unable to pay future dividends.

Our ability to pay dividends is limited by regulatory restrictions and the need to maintain sufficient consolidated capital. Because we are a holding company, our cash flow and consequent ability to pay dividends and satisfy our obligations under securities we issue are dependent upon the earnings of our subsidiaries and the distribution of those earnings as dividends or loans or other payments by those subsidiaries to us. The ability of the Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and by other general restrictions on its dividends under federal and state bank regulatory requirements. Our broker/dealer subsidiaries are subject to various capital adequacy requirements promulgated by regulatory authorities which may restrict our ability to withdraw capital from our broker/dealer subsidiaries by dividends, loans or other payments. If we do not satisfy these regulatory requirements, we will be unable to pay dividends on our common stock.

An investment in our securities is not an insured deposit.

Our securities are not bank deposits and, therefore, are not insured against loss by the FDIC, any deposit insurance fund or by any other public or private entity. Investment in our securities is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein and is subject to the same market forces that affect the price of securities in any company. As a result, if you acquire our securities, you may lose some or all of your investment.

Our certificate of incorporation and bylaws, as well as certain banking laws, could decrease our chances of being acquired even if our acquisition is in the best interests of holders of our securities.

Provisions of our certificate of incorporation and bylaws, applicable Delaware law and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to the holders of our securities. The combination of these provisions impedes a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our securities.

Our issuance of preferred stock could adversely affect holders of our common stock and other series of preferred stock and discourage a takeover.

Our board of directors is authorized to issue up to 100,000 shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock or other series of preferred stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that we issue preferred stock in the future that has preference over our common stock or other series of preferred stock with respect to payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock or other series of preferred stock, the rights of the holders of our common stock or other series of preferred stock or the market price of our common stock or other series of preferred stock could be adversely affected. In addition, the ability of our board of directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to holders of our securities.

There is no public market for some of the securities offered by this prospectus.

There is no existing trading market for the securities, except for our common stock, offered by this prospectus. We can provide no assurance regarding the development of a market for these securities, the ability of the holders to sell the securities or the price at which the holders may be able to sell the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facility maintained by the SEC at the address set forth above, and copies of all or any part of the registration statement may be obtained from such office upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are made available free of charge on our website at http://www.swsgroupinc.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

SWS Group, Inc.

1201 Elm Street, Suite 3500,

Dallas, TX 75270

Attention: Corporate Secretary

(214) 859-1800

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended June 26, 2009, as filed with the SEC on September 9, 2009;

•

The information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended June 26, 2009 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 8, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 1, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 15, 2009; and

•

The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Commission on September 19, 1997, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words.

The forward-looking statements contained and incorporated by reference in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following:

•	the interest rate environment;

•	the volume of trading in securities;

•	the liquidity in capital markets;

•	the volatility and general level of securities prices and interest rates;

•	the level of customer margin loan activity and the size of customer account balances;

•	the demand for housing in the North Texas area and the national market;

•	the credit-worthiness of our correspondents, counterparties in securities lending transactions and of our banking and margin customers;

•	the demand for investment banking services;

•	general economic conditions and investor sentiment and confidence;

•	competitive conditions in each of our business segments;

•	changes in accounting, tax and regulatory compliance requirements; and

•	the ability to attract and retain key personnel.

Our future operating results also depend on our operating expenses, which are subject to fluctuation due to:

•	variations in the level of compensation expense incurred as a result of changes in the number of total employees, competitive factors, or other market variables;

•	variations in expenses and capital costs, including depreciation, amortization and other non-cash charges incurred to maintain our infrastructure; and

•	unanticipated costs which may be incurred from time to time in connection with litigation or other contingencies.

These forward-looking statements are based on our current beliefs, assumptions and expectations, taking into account information that we reasonably believe to be reliable. All forward-looking statements we make speak only as of the date on which they are made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectation with regard thereto or any change in events, conditions or circumstances on which any statement is based.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including the following:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures;

•	repurchases and redemptions of securities; and

•	capitalizing the Bank.

Pending any specific application, we may invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended
	June 26, 2009	June 27, 2008	June 29, 2007	June 30, 2006	June 24, 2005
Ratio of Earnings to Fixed Charges(1)	1.36	1.27	1.28	1.31	1.54

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income tax expense and fixed charges consist of interest expense and a portion of rental expense on operating leases deemed to be representative of an interest factor.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under one or more separate indentures between us and a trustee that we will name in a prospectus supplement (a “senior indenture”). We may issue subordinated debt securities under one or more separate indentures between us and a trustee that we will name in a prospectus supplement (a “subordinated indenture”). We refer to the senior indentures and the subordinated indentures collectively as the “indentures.” The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of SWS Group’s unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

Provisions Applicable to Each Indenture

General. The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that SWS Group may issue. SWS Group may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

SWS Group conducts substantial operations through subsidiaries, and those subsidiaries generate substantial operating income and cash flow. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet the debt service obligations of SWS Group. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of SWS Group to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. Specifically, the ability of the Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and by other general restrictions on its dividends under federal and state bank regulatory requirements. Our broker/dealer subsidiaries are subject to various capital adequacy requirements promulgated by regulatory authorities which may restrict our ability to withdraw capital from our broker/dealer subsidiaries by dividends, loans or other payments. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of SWS Group on their assets and earnings.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of SWS Group or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

SWS Group may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If SWS Group sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If SWS Group sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger between SWS Group and another entity. They also permit SWS Group to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. SWS Group has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which SWS Group is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving SWS Group, the resulting entity or transferee will be substituted for SWS Group under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, SWS Group will be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of SWS Group; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•

with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•

with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require SWS Group to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the obligations under the indenture of SWS Group by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights SWS Group has under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•

to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at SWS Group’s option, either of the following will occur:

•	SWS Group will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or

•

SWS Group will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of SWS Group to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of the necessary number of holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent SWS Group designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents SWS Group initially designates, SWS Group may at any time rescind that designation or approve a change in the location through which any transfer agent acts. SWS Group is required to maintain an office or agency for transfers and exchanges in each place of payment. SWS Group may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, SWS Group will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At SWS Group’s option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. SWS Group may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices. Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities. SWS Group will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to SWS Group and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and SWS Group may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, SWS Group may not make any payment of principal or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect SWS Group’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that SWS Group may incur. As a result of the subordination of the subordinated debt securities, if SWS Group becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in a prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of SWS Group, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of SWS Group. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.10 per share, and 100,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series, with such dividend rates, liquidation preferences, redemption, conversion and voting rights and such further designations, powers, preferences, rights, limitations and restrictions as may be fixed and determined by our board of directors, all without action of our stockholders.

As of October 16, 2009, 27,363,509 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Subject to the preferential rights of any outstanding series of preferred stock, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to our stockholders. Since the common stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all the directors of SWS Group and, in that event, the holders of the remaining shares will not be able to elect any directors. The holders of our common stock are entitled to participate fully in dividends, if any are declared by the board of directors out of legally available funds, and in the distribution of assets in the event of liquidation. However, the payment of any dividends and the distribution of assets to holders of our common stock are and will be subject to any prior rights of outstanding shares of our preferred stock. We have historically paid regular quarterly cash dividends on our common stock. The holders of our common stock have no preemptive or conversion rights, redemption rights, or sinking fund provisions. Our common stock is not assessable.

Preferred Stock

Our board of directors may establish, without stockholder approval, one or more series of our preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that our board of directors may designate. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances.

The prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock designation with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used by an incumbent board of directors to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction. Alternatively, such an issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. The issuance of preferred stock could adversely affect the voting power of the common stockholders. It could also affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation. Although the board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

Business Combinations under Delaware Law

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder, which is a person who owns 15% or more of our outstanding voting stock, from engaging in business combinations with us for three years following the time the person becomes an interested stockholder. These restrictions do not apply if:

•	before the person becomes an interested stockholder, our board of directors approves the transaction in which the person becomes an interested stockholder or the business combination;

•

upon completion of the transaction that results in the person becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of a least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of the common stock.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation, as amended, and our bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Removal of Directors

Any director may be removed from office, with or without cause, only by the affirmative vote of a majority of the then outstanding shares entitled to vote for an election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare; 350 Indiana Street, Suite 750; Golden, Colorado 80401.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of the company or any other entity. The company may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between the company and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker/dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

The offer and sale of any securities by Southwest Securities, Inc., our principal brokerage subsidiary, will comply with the requirements of Rule 2720 of the NASD Conduct Rules adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a member firm’s offer and sale of securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

FINRA Rule 5110 requires FINRA members firms (unless there is an available exemption) to satisfy the filing requirements of Rule 5110 in connection with the sale of the securities included in this registration statement of which this prospectus forms a part on a principal or agency basis. NASD (now named FINRA) Notice to Members 88-101 states that in the event any securities are to be sold under this prospectus through a member of the FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of the FINRA and disclosing to the FINRA the information contained in Rule 5110. Further, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the sale of the securities by the Company or any resales by a selling shareholder under this registration statement (or any prospectus or prospectus supplement), which total compensation may not exceed 8%.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated statements of financial condition of SWS Group, Inc. and subsidiaries as of June 26, 2009 and June 27, 2008 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended June 26, 2009, the effectiveness of SWS Group’s internal control over financial reporting as of June 26, 2009, and Schedule I incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

SWS Group, Inc.

$150,000,000

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by SWS Group in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee		$8,370
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Engraving Expenses		*
Fees and Expenses of Trustee and Counsel		*
Miscellaneous Expenses		*

TOTAL	$	*

*	The amount of these fees and expenses is not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Our certificate of incorporation eliminates the liability of our directors for acts or omissions in their capacities as directors to the maximum extent permitted by the Delaware General Corporation Law. Accordingly, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, none of our directors will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware General Corporation Law nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SWS Group) by reason of the fact that he is or was a director or officer of SWS Group, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person (i) acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of SWS Group, (ii) the action does not relate (even in part) to his service or the performance of his duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he was so serving at the request of SWS Group), and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SWS Group) by reason of the fact that he is or was an employee or agent of SWS Group, or is or was serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person (i) acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of SWS Group and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our power to indemnify applies to actions brought by or in the right of SWS Group to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

Notwithstanding the other indemnification provisions in our bylaws, to the extent a director, officer, employee or agent of SWS Group, or person serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SWS Group, or is or was serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not SWS Group would have the power to indemnify him against such liability under the other indemnification provisions of the bylaws. As permitted under Delaware law and our bylaws, we maintain liability insurance covering our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.	Exhibits.**

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 15, 2009

3.2	Restated By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed August 27, 2007

4.1*	Form of Indenture relating to senior debt securities of the registrant

4.2*	Form of Indenture relating to subordinated debt securities of the registrant

4.3*	Specimen Certificate of Common Stock

5.1*	Opinion of Haynes and Boone, LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included in signature page)

*	Filed herewith.
**	SWS will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to SWS as to certain tax matters relative to the securities offered hereby and (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder for any debt securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 16, 2009.

SWS GROUP, INC.

By:	/s/ DONALD W. HULTGREN
Donald W. Hultgren Director, President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Donald W. Hultgren and Kenneth R. Hanks, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD W. HULTGREN Donald W. Hultgren	Director, President and Chief Executive Officer (Principal Executive Officer)	October 16, 2009

/S/ KENNETH R. HANKS Kenneth R. Hanks	Treasurer and Chief Financial Officer (Principal Financial Officer)	October 16, 2009

/s/ STACY HODGES Stacy Hodges	Executive Vice President (Principal Accounting Officer)	October 16, 2009

/s/ DON A. BUCHHOLZ Don A. Buchholz	Chairman of the Board of Directors	October 16, 2009

/s/ ROBERT A. BUCHHOLZ Robert A. Buchholz	Director	October 16, 2009

/s/ BRODIE L. COBB Brodie L. Cobb	Director	October 16, 2009

/s/ I.D. FLORES, III I.D. Flores, III	Director	October 16, 2009

/s/ LARRY A. JOBE Larry A. Jobe	Director	October 16, 2009

R. Jan LeCroy	Director

/s/ FREDERICK R. MEYER Frederick R. Meyer	Director	October 16, 2009

/s/ MIKE MOSES Mike Moses	Director	October 16, 2009

/s/ JON L. MOSLE, JR. Jon L. Mosle, Jr.	Director	October 16, 2009

EXHIBIT INDEX**

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 15, 2009

3.2	Restated By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed August 27, 2007

4.1*	Form of Indenture relating to senior debt securities of the registrant

4.2*	Form of Indenture relating to subordinated debt securities of the registrant

4.3*	Specimen Certificate of Common Stock

5.1*	Opinion of Haynes and Boone, LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included in signature page)

*	Filed herewith.
**	SWS will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to SWS as to certain tax matters relative to the securities offered hereby and (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder for any debt securities.